UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
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Exchange Act of 1934 (Amendment No.)
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GameTech International, Inc.

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VOTING AND OTHER MATTERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF OUR THE 1997 INCENTIVE STOCK PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A

GAMETECH INTERNATIONAL, INC.
NOTICE OF THE 2006 ANNUAL MEETING OF STOCKHOLDERS
March 28, 2006
To Our Stockholders:
     The 2006 Annual Meeting of Stockholders of GameTech International, Inc., a Delaware corporation, will be held at 900 Sandhill Road, Reno, Nevada, on Tuesday, March 28, 2006, at 9:00 a.m., local time, for the following purposes:
1.	To elect five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

2.	To approve the amendment and restatement of our 1997 Incentive Stock Plan.

3.	To ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent auditor for the fiscal year ending October 31, 2006.

4.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
     We have fixed the close of business on February 6, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Shares of common stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.
     We cordially invite you to attend the meeting. Please read the attached proxy statement for a discussion of the matters to be voted on at the meeting.

By Order of the Board of Directors,

James C. Wilson
Chief Financial Officer, Secretary, and Treasurer
Reno, Nevada
February 9, 2006
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

GAMETECH INTERNATIONAL, INC.
900 Sandhill Road
Reno, Nevada 89521

PROXY STATEMENT
2006 Annual Meeting of Stockholders
to be held on March 28, 2006

VOTING AND OTHER MATTERS
General
     This proxy statement is being furnished to stockholders of GameTech International, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors for use at our 2006 Annual Meeting of Stockholders to be held on Tuesday, March 28, 2006, at 9:00 a.m., local time, and any adjournment or postponement thereof. A copy of the Notice of the Meeting accompanies this Proxy Statement. Our common stock is traded on the Nasdaq National Market under the symbol “GMTC.”
     These proxy materials are being mailed on or about February 20, 2006 to all stockholders entitled to vote at the meeting.
Voting Securities And Voting Rights
     Only stockholders of record at the close of business on February 6, 2006, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were 11,921,157 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote, in person or by proxy, for each share of our common stock held of record on the record date.
     The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the meeting is required for the election of directors and the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy is required (1) for the approval of the amendment and restatement of our 1997 Incentive Stock Plan, and (2) for the ratification of the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent auditor for the fiscal year ending October 31, 2006.
     Votes cast in person or by proxy at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.
Voting of Proxies
     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of nominees set forth in this proxy statement, (2) “for” the approval of the amendment and restatement of our 1997 Incentive Stock Plan, and (3) “for” the ratification of the appointment of Grant Thornton LLP as our independent auditor for the fiscal year ending October 31, 2006. The Board of Directors is unaware of any other matters to be submitted to the stockholders for approval at the meeting.

Revocability of Proxies
     Any person giving a proxy may revoke the proxy at any time before its use by delivering to our corporate secretary either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.
Solicitation
     We will pay the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.
Annual Report and Other Matters
     Our 2005 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
     We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our annual report on Form 10-K for the fiscal year ended October 31, 2005, as filed with the SEC. We will also furnish any exhibits listed in our annual report on Form 10-K upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our corporate secretary at our corporate offices set forth in this proxy statement.

ELECTION OF DIRECTORS
Nominees
     Our bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. All directors are elected at each annual meeting of stockholders or until their successors are elected and qualified, or until their earlier resignation or removal.
     A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of our meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director.
     The following table sets forth certain information regarding our directors.

Name	Age	Position
Richard T. Fedor	60	Chairman of the Board
Jay M. Meilstrup	46	President, Chief Executive Officer, and Director
Richard H. Irvine (1)(2)(3)	64	Director
Donald K. Whitaker (1)(2)(3)	63	Director
Scott H. Shackelton (1)(2)(3)	56	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominations Committee
     Richard T. Fedor, a co-founder of our company, has served as our Chairman of the Board since December 2003 and as a director since June 1994. Mr. Fedor served as our Vice-Chairman from October 2000 until December 2003. Mr. Fedor served as our interim Chief Executive Officer from August 1999 until October 2000 and as our Chief Executive Officer from June 1994 until March 1998. Mr. Fedor also served as our President from June 1994 until August 1, 1997. From 1991 to 1994, Mr. Fedor’s occupation was that of a private investor. From 1987 to 1991, Mr. Fedor was President of ZYGO Corporation, a manufacturer of high-performance, laser-based electro-optical measuring instruments. From 1985 to 1987, Mr. Fedor held the position of Operations Vice President at International Game Technology. Mr. Fedor has also held various senior management positions at Hewlett Packard and GTE.
     Jay M. Meilstrup has served as our President and Chief Executive Officer since July 2005 and as a director since March 2005. Prior to joining our company, Mr. Meilstrup served as the Senior Vice President, Niagara Properties of Niagara Falls Casino in Niagara Falls, Ontario, Canada, from October 2003 to September 2004. From October 1998 to October 2003, Mr. Meilstrup served as the General Manager of Casino Niagara. From February 1997 to October 1998, Mr. Meilstrup served as Vice President of Game Development for Shuffle Master Gaming. Prior to that, Mr. Meilstrup served as Product Marketing Manager for Bally Gaming, Inc.; Vice President of Operations for the Oasis Resort Hotel Casino; and Director of Casino Operations at the Santa Fe Hotel Casino.
     Richard H. Irvine has served as a director of our company since September 2005. Mr. Irvine served as Senior Vice President, North American Sales for Bally Gaming and Systems, Inc. from April 2004 to April 2005. From January 2003 to January 2004, Mr. Irvine served as Vice President, Sales for A.C. Coin and Slot. Mr. Irvine served as our Executive Vice President — Chief Operating Officer from February 1999 to January 2001 and as our Executive Vice President of Planning and Development from January 2001 to October 2001. Prior to that, Mr. Irvine served in various officer positions for Mikohn Gaming; Boomtown, Inc.; The Walt Disney Company; Unicorn/Sovaminco; and International Game Technology.

     Donald K. Whitaker has served as a member of our Board of Directors since March 2004. Mr. Whitaker is the founder and has served as the Chief Executive Officer of Ceronix, Inc., a leading manufacturer of custom designed color video monitors for the gaming industry, since 1984. From June 1973 to October 1979, Mr. Whitaker served as Production Manager and Vice President of Operations for Kevex Corporation. Ceronix has achieved many awards since being founded in 1985, including Business of the Year by the Auburn Area Chamber of Commerce, several Vanguard Awards presented by Comstock’s magazine, and has been recognized as one of the “Fastest Growing Companies” by the Sacramento Business Journal.
     Scott H. Shackelton has served as a member of our Board of Directors since October 2004. Mr. Shackelton’s recent experience includes assisting in the preparation and sale of Sierra Design Group to Alliance Gaming Corporation from October 2003 to March 2004. From January 2003 to October 2003, Mr. Shackelton provided financial consulting services to Nevada Environmental Laboratories, a water and soil testing company. From June 2001 to October 2002, Mr. Shackelton served as Chief Financial Officer of IGO Corporation, a company specializing in battery units and accessories for mobile technology products. From October 1999 to June 2001, Mr. Shackelton served in various positions including Vice President of Finance, Treasurer and Assistant Secretary of Sharegate Inc., a telecommunications product development company. From April 1996 to October 1999, Mr. Shackelton served as Chief Financial Officer of Innovative Gaming Corporation of America. From 1980 to 1996, Mr. Shackelton served in various positions, including Vice President of Finance and Treasurer, of International Game Technology. Prior to that, Mr. Shackelton served in numerous senior financial positions for Harrah’s Entertainment, Inc. from 1972-1980. Mr. Shackelton holds a bachelors degree and MBA from the University of Southern California, is a certified public accountant, and has held gaming licenses in 12 states.
WE RECOMMEND A VOTE “FOR” THE NOMINEES NAMED HEREIN.
Information Relating to Corporate Governance and the Board of Directors
     Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Shackelton, Whitaker, and Irvine are independent directors, as “independence” is defined by Nasdaq and the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment. Mr. Meilstrup and Mr. Fedor are employee directors.
     Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominations Committee.
     Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations Committees describing the authority and responsibilities delegated to each committee by the Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.gametech-inc.com, the charters of our Audit, Compensation, and Nominations Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or Nasdaq regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our corporate offices set forth in this proxy statement.
     We regularly schedule executive sessions at which independent directors meet without the presence or participation of management. The Chairs of the Audit Committee, Compensation Committee, and Nominations Committee each act as presiding director of such executive sessions on a rotating basis.
     Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including the members of our various board committees, by submitting a letter addressed to the Board of Directors of GameTech International, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.

The Audit Committee
     The purpose of the Audit Committee is to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, our independent auditor’s qualifications and independence, and the performance of the independent auditor of our company. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.
     During fiscal 2005, the Audit Committee consisted of Messrs. Whitaker, Shackelton, and Irvine, each of whom is independent under Nasdaq rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. During a portion of fiscal 2005, Mr. Vern Blanchard, a former director of our company, served on the Audit Committee. Mr. Blanchard resigned from the Board of Directors and the Audit Committee during March 2005. Mr. Meilstrup served on the Audit Committee from March 2005 until his appointment as Chief Executive Officer in July 2005. The Board of Directors has determined that Mr. Shackelton (whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Shackelton currently serves as the Chairman of the Audit Committee. During fiscal 2005, the Audit Committee held seven meetings.
The Compensation Committee
     The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and our other executive officers and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. Whitaker, Shackelton, and Irvine, each of whom is independent under Nasdaq rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. During a portion of fiscal 2005, Mr. Vern Blanchard, a former director of our company, served on the Compensation Committee. Mr. Blanchard resigned from the Board of Directors and the Compensation Committee during March 2005. Mr. Meilstrup served on the Compensation Committee from March 2005 until his appointment as Chief Executive Officer in July 2005. Mr. Irvine was appointed a member of the Compensation Committee during September 2005 and currently serves as the Chairman. During fiscal 2005, the Compensation Committee held one meeting.
The Nominations Committee
     The purpose of the Nominations Committee includes the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company. The Nominations Committee currently consists of Messrs. Whitaker, Shackelton, and Irvine, each of whom is independent under Nasdaq rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. During a portion of fiscal 2005, Mr. Blanchard served as a member of the Nominations Committee. Mr. Blanchard resigned from the Nominations Committee in March 2005. Mr. Meilstrup served on the Nominations Committee from March 2005 until his appointment as Chief Executive Officer in July 2005. Mr. Irvine was appointed to the committee in September 2005 and currently serves as Chairman of the Nominations Committee. During fiscal 2005, the Nominations Committee held two meetings.
     The Nominations Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s secretary at the address listed herein. The Nominations Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors.

Board and Committee Meetings
     Our Board of Directors held six meetings during the fiscal year ended October 31, 2005. No director who was a member of our Board of Directors during fiscal 2005 attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees of the Board on which such director was a member. We encourage our directors to attend each annual meeting of stockholders. To this end, and to the extent reasonably practical, we regularly schedule a meeting of the Board of Directors on the same day as our annual meeting of stockholders. Each member of our Board of Directors who was a member of our Board of Directors at the time of the meeting attended the 2005 Annual Meeting of Stockholders.
Compensation of Directors
     Non-employee directors receive a quarterly director’s fee of $4,000 and reimbursement of expenses per board or committee meeting attended. From November 1, 2004 through August 31, 2005, we paid our Chairman annual compensation of $96,000 in recognition for the time and effort committed to our company. During September 2005, we increased our Chairman’s cash compensation to $175,000 per year and granted him options to purchase 50,000 shares of our common stock. Mr. Meilstrup, our other director who is a full time employee of our company, receives no additional cash compensation for serving as a director. Our Chairman receives no additional compensation for attending board or committee meetings. Each of our other outside directors receive $1,000 per board meeting attended. The Chairman of our Audit Committee receives $2,500 per committee meeting attended. None of our other directors receive compensation for attending committee meetings. In addition, under our 1997 Incentive Stock Plan, each outside director receives a grant of 12,500 shares upon joining the Board of Directors and, with the exception of the Chairman of our Audit Committee, an annual grant of options to purchase 12,500 shares of common stock. The Chairman of our Audit Committee receives an annual grant of options to purchase 20,000 shares of common stock. The exercise price of the options is the fair market value of common stock on the date of grant, and each option has a term of ten years and becomes exercisable immediately upon grant. During 2005, we paid each of Messrs. Fedor, Shakelton, and Whitaker a $10,000 bonus, and we paid Mr. Irvine a $5,000 bonus, in recognition for their efforts as directors.

EXECUTIVE COMPENSATION
Summary of Cash and Other Compensation
     The following table sets forth the total compensation received for services rendered to us in all capacities for the fiscal years ended October 31, 2005, 2004, and 2003 by our Chairman of the Board, our Chief Executive Officer, and our other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during fiscal 2005. The table also reflects compensation paid to two former officers during fiscal 2005.
SUMMARY COMPENSATION TABLE

								Long-Term
								Compensation
								Awards
	Annual Compensation							Securities
						Other Annual		Underlying		All Other
	Fiscal Year	Salary (1)		Bonus		Compensation		Options (2)		Compensation (3)
Richard T. Fedor	2005	$108,462	(4)	$10,000	(5)	—		62,500		$4,815
Chairman of the Board (4)	2004	$93,925	(4)			$63,795	(6)	10,000		$1,323

Jay M. Meilstrup	2005	$82,692		$35,000	(8)	—		262,500	(9)	$1,097
President and Chief Executive Officer (7)

James C. Wilson	2005	$84,673		$20,000		—		125,000		$70
Chief Financial Officer, Secretary, and Treasurer (10)

John B. Furman	2005	$193,910	(11)	—		—		—		$424,000	(13)
Former President and Chief	2004	$42,308	(11)	—		—		210,000	(12)	—
Executive Officer (11)

Andrejs K. Bunkse	2005	$155,833	(14)	—		—		10,000		$187,506	(15)
Former Vice President and	2004	$170,000		—		—		10,000		$15,319
General Counsel and	2003	$160,000		—		—		10,000		$12,221
Secretary (14)

(1)	Except as otherwise indicated, the officers listed received certain perquisites, none of which exceeded the lesser of $50,000 or 10% of the total salary and bonus for the respective officer.

(2)	The exercise price of all options listed was equal to the fair market value of our common stock on the date of grant.

(3)	Unless otherwise indicated, amounts include car allowances, 401(k) matching contributions, and profit sharing compensation for the respective officers.

(4)	Mr. Fedor, our Chairman, became an employee director effective April 1, 2004. From November 1, 2004 through August 31, 2005, we paid our Chairman $96,000 in recognition for the time and effort committed to our company. During September 2005, we increased our Chairman’s cash compensation to $175,000 per year.

(5)	Represents a bonus earned by Mr. Fedor as a director of our company.

(6)	During fiscal 2004, we paid Mr. Fedor $59,250 in vacation pay that was earned during Mr. Fedor’s tenure as our Chief Executive Officer. The amount listed as “Other Annual Compensation” also includes $4,545 of expenses we paid on Mr. Fedor’s behalf in connection with remote commuting between our offices and his home office.

(7)	Mr. Meilstrup became our President and Chief Executive Officer during July 2005.

(8)	Represents a $5,000 signing bonus we paid Mr. Meilstrup when he became our President and Chief Executive Officer, and a $30,000 bonus earned in fiscal 2005.

(9)	Mr. Meilstrup received 12,500 of these options in his capacity as a non-employee director of our company prior to his serving as our Chief Executive Officer and President.

(10)	Mr. Wilson became our Chief Financial Officer and Treasurer in May 2005, and became our Secretary in September 2005.

(11)	Mr. Furman resigned as our President and Chief Executive Officer effective July 1, 2005. The table above reflects compensation for two months in fiscal 2004 and compensation through the date of Mr. Furman’s resignation in fiscal 2005 at an annual rate of $262,000.

(12)	Mr. Furman received 10,000 of these options in his capacity as a non-employee director of our company prior to his serving as our Chief Executive Officer.

(13)	In fiscal 2005, we agreed to pay Mr. Furman a severance amount of $424,000 pursuant to a settlement and release agreement. In fiscal 2005, we paid Mr. Furman $80,615 and will pay Mr. Furman the remaining $343,385 in fiscal 2006.

(14)	Mr. Bunkse resigned as our Vice President and General Counsel and Corporate Secretary during September 2005. The table above reflects compensation during fiscal 2005 through the date of Mr. Bunkse’s resignation at an annual rate of $170,000.

(15)	Includes a $170,000 severance amount paid pursuant to Mr. Bunkse’s employment agreement with us.
Option Grants
     The following table sets forth certain information with respect to stock options granted to the officers and former officers listed during fiscal 2005.
OPTION GRANTS IN THE LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value at
	Number of		Percent of Total			Assumed Annual Rates of
	Securities		Options Granted to			Stock Price Appreciation
	Underlying Options		Employees in	Exercise Price Per	Expiration	for Option Term (1)
Name	Granted		Fiscal Year	Share	Date	5%	10%
Richard T. Fedor	12,500	(2)	1.7%	$2.97	03/30/15	$23,348	$59,168
	50,000	(2)	6.8%	$3.10	09/13/15	$103,979	$253,530

Jay M. Meilstrup	12,500	(3)	1.7%	$2.97	03/30/15	$23,348	$59,168
	250,000	(4)	33.1%	$2.85	07/01/15	$418,087	$1,105,542

James C. Wilson	100,000	(5)	13.6%	$2.66	05/17/15	$167,286	$423,935
	25,000		3.4%	$3.89	10/27/15	$61,160	$154,991

John B. Furman	—		—	—	—	—	—

Andrejs K. Bunkse	10,000	(6)	1.4%	$3.85	03/01/15	$24,212	$61,359

(1)	Hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with SEC rules and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

(2)	Represents options granted to Mr. Fedor in his capacity as an employee director. The options were vested and exercisable upon grant.

(3)	Represents options granted to Mr. Meilstrup in his capacity as a director of our company prior to his employment as our Chief Executive Officer and President. The options were vested and exercisable upon grant.

(4)	All such options were vested and exercisable upon grant.

(5)	The options originally vested in 25,000 share increments on the first four annual anniversaries following the date of grant. During August 2005, our Board of Directors approved the acceleration of vesting of all options outstanding under our 1997 Incentive Stock Plan.

(6)	The options originally vested and became exercisable quarterly over a four-year period. During August 2005, our Board of Directors approved the acceleration of vesting of all options outstanding under our 1997 Incentive Stock Plan.
Fiscal 2005 Option Exercises and Year-End Option Values
     The following table sets forth the number and value of stock options exercised in fiscal 2005 by the officers and former officers listed and the value of each such officer’s unexercised options as of October 31, 2005.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised Options		In-the Money Options
	Acquired	Value	at Fiscal Year-End (1)		At Fiscal Year-End (2)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard T. Fedor	—	—	86,500	—	$69,390	—
Jay M. Meilstrup	—	—	262,500	—	$297,750	—
James C. Wilson	—	—	125,000	—	$135,500	—
John B. Furman	—	—	210,000	—	—	—
Andrejs K. Bunkse	10,000	$8,300	10,000	—	$1,400	—

(1)	During August 2005, our Board of Directors approved the acceleration of the vesting of all outstanding stock options under our 1997 Incentive Stock Plan. Accordingly, all options held by the officers listed in the table above were exercisable as of October 31, 2005.

(2)	Calculated based upon $3.99 per share, the closing price of our common stock as reported on The Nasdaq National Market on October 31, 2005, the last trading day of our 2005 fiscal year. The exercise prices of certain options held by our executive officers on October 31, 2005 were greater than $3.99 per share.
1997 Incentive Stock Plan
     We have adopted the 1997 Incentive Stock Plan, or the 1997 Plan, which authorizes the grant of options to purchase up to 4,000,000 shares of our common stock. As of February 1, 2006, 1,814,409 shares of common stock have been issued upon exercise of options granted under the 1997 Plan, and there were outstanding options to acquire 1,292,500 shares of common stock under the 1997 Plan. As of that date, an additional 893,091 shares of common stock were available for grant under the 1997 Plan. The 1997 plan provides for the grant of incentive stock options or non-qualified stock options.
     Our Board of Directors has approved a proposal to amend and restate our 1997 Plan, subject to approval by our stockholders. On January 6, 2006, our Board of Directors amended and restated the 1997 Plan to allow for several different forms of long-term incentive awards, which the Board of Directors believes will help us recruit, reward, motivate, and retain talented personnel. See “Proposal to Approve the Amendment and Restatement of our 1997 Incentive Stock Plan” for a description of the proposed amendment and restatement to the 1997 Plan.
2001 Restricted Stock Plan
     On October 4, 2001, we adopted the 2001 Restricted Stock Plan, or the 2001 Plan. Under the 2001 Plan, we authorize the granting of restricted stock to consultants, independent contractors, and employees who are not officers or directors. We have reserved 50,000 shares of common stock for grant under the 2001 Plan, and issued 18,500 shares, 400 shares, and nine shares in October 2001, June 2002, and September 2005, respectively.

     On January 6, 2006, our Board of Directors amended and restated the 1997 Plan to allow for several different forms of long-term incentive awards as discussed above. If approved by the stockholders at the meeting, all shares of restricted stock issuable under the 2001 Plan will be combined with the shares issuable under the 1997 Plan, and the 2001 Plan will no longer exist. See “Proposal to Approve the Amendment and Restatement of our 1997 Incentive Stock Plan” for a description of the proposed amendment and restatement to the 1997 Plan.
EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information with respect to our common stock that has been authorized for issuance under all of our equity compensation plans as of October 31, 2005.

	(a)		(c)
	Number of		Number of Securities
	Securities to be	(b)	Remaining Available for
	Issued Upon	Weighted Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants,	Options, Warrants,	Securities Reflected in
Plan Category	and Rights	and Rights	Column (a))
Equity Compensation Plans Approved by Stockholders	1,410,200	$3.63	811,325

Equity Compensation Plans Not Approved by Stockholders	—	$—	31,091	(1)

Total	1,410,200		842,416

(1)	Represents shares of restricted common stock that may be granted pursuant to our 2001 Restricted Stock Plan to our employees, consultants, or independent contractors who are not directors, officers, or 10% stockholders of our company. Under the plan, we have reserved for issuance 50,000 shares of restricted common stock and during 2002, 2003, and 2005 we issued 400 shares, 18,500 shares, and nine shares, respectively, of restricted common stock.
Employment Contracts and Severance Agreements
     Jay M. Meilstrup entered into an employment letter agreement on July 1, 2005 to serve as our President and Chief Executive Officer. The letter agreement has a continuous term as Mr. Meilstrup is considered an “at will” employee subject to termination at any time with or without prior notice from us. The letter agreement provides for Mr. Meilstrup to receive an annual base salary of $250,000, and Mr. Meilstrup is also eligible to participate in our 1997 Plan. In addition, Mr. Meilstrup received a $5,000 signing bonus pursuant to the letter agreement. As part of his compensation package, we granted to Mr. Meilstrup options to purchase 250,000 shares of our common stock at an exercise price equal to the closing price of our common stock on July 1, 2005. All of such options vested immediately.
     James C. Wilson entered into an employment letter agreement to serve as our Chief Financial Officer and Treasurer, effective May 17, 2005. The letter agreement has a continuous term as Mr. Wilson is considered an “at will” employee subject to termination at any time with or without prior notice from us. The letter agreement provides for Mr. Wilson to receive an annual base salary of $185,000. Mr. Wilson’s base salary is subject to review and Mr. Wilson is also eligible to participate in our executive bonus plan. Mr. Wilson has the right under the letter agreement to participate in any group insurance, medical, dental, vision, disability, pension, retirement, vacation, expense reimbursement, and other plans, programs, or benefits as may from time to time be provided to our other executive employees. As part of his compensation package, we granted to Mr. Wilson options to purchase 100,000 shares of our common stock at an exercise price equal to the closing price of our common stock on May 17, 2005. The options originally vested in increments of 25,000 shares on each of the first four annual anniversaries following May 17, 2005. During August 2005, our Board of Directors approved the acceleration of vesting of all options outstanding under our 1997 Incentive Stock Plan.
     The letter agreement provides that either we or Mr. Wilson may terminate the agreement at any time. If Mr. Wilson’s employment is terminated unilaterally by us without cause, Mr. Wilson will receive his base salary for a period of six months. If Mr. Wilson is terminated for cause, or Mr. Wilson terminates his employment prior to completing one year of service, Mr. Wilson is obligated to reimburse us for all relocation expenses we paid on his behalf and he will receive no further compensation under the letter agreement.
     John B. Furman entered into an employment agreement on September 2, 2004 to serve as our President and Chief Executive Officer through September 1, 2006. The employment agreement provided for a base salary of $262,000 per year. Effective July 1, 2005, Mr. Furman resigned as our President and Chief Executive Officer and entered into a settlement and release agreement with us. Pursuant to the settlement and release agreement, we and Mr. Furman mutually released one another from, among other things, any and all claims, actions, causes of action, liabilities, demands, complaints, suits, damages, and costs, arising up to the effective date of the settlement and release agreement arising out of Mr. Furman’s employment agreement, Mr. Furman’s employment by us, or the termination of Mr. Furman’s employment. In consideration for the release and in accordance with the provisions of his employment agreement, we paid Mr. Furman all of his previously unpaid base salary and any bonus earned by him through the effective date of the settlement and release agreement, and a severance amount, payable over an 18-month period, equal to his base salary at the time of termination together with reimbursement of family health and disability insurance. In addition, all of Mr. Furman’s stock options or other rights provided to him under any of our stock option plans immediately vested on the effective date of the settlement and release agreement.
     Andrejs K. Bunkse entered into an employment agreement on October 1, 1997 to serve as our General Counsel and Secretary through September 30, 2005. The employment agreement provided for a base salary that could be increased, but not decreased, at the discretion of the Board of Directors. Mr. Bunkse resigned as our Vice President and General Counsel and Secretary during September 2005. Prior to his resignation, Mr. Bunkse’s base salary was $170,000 per year. Mr. Bunkse’s employment agreement was for a term of two years, and automatically renewed unless otherwise terminated. Pursuant to the employment agreement, Mr. Bunkse was entitled to receive an amount equal to one year base salary and immediate vesting of any stock options. The agreement provided that Mr. Bunkse may not compete with us during the term of his employment and for a period of two years after his retirement or other termination of his employment.
Indemnification of Directors, Officers, Employees, and Agents
     We have adopted provisions in our bylaws that require us to indemnify our directors, officers, employees, and agents against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Introduction
     The responsibilities of the Compensation Committee include determining, or recommending to our Board of Directors for determination, the compensation of our Chief Executive Officer and our other executive officers and discharging the responsibilities of our Board of Directors relating to compensation programs of our company.
     The Compensation Committee of the Board of Directors convenes on at least an annual basis to discuss the productivity of each executive officer. If we have met the growth and profit objectives the Board has set for the period of review and the executive has been successful in meeting his Board-outlined objectives, the Compensation Committee may award such executive with an appropriate bonus commensurate with his performance and value to our company. The Committee consists of three independent directors, as “independence” is defined by Nasdaq and SEC rules.

Philosophy
     The Committee’s intent is to make the compensation packages of our executive officers sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward our executives for achieving our financial and strategic goals essential to our long-term success and growth in stockholder value. Our executive compensation packages typically consist of (1) base salary; (2) discretionary bonus; (3) stock options under our 1997 Incentive Stock Option Plan; and (4) any other perquisites that may be comparable to other companies and that the Committee deems appropriate.
Compensation Program
     Base Compensation
     The Committee’s approach is to offer executives salaries competitive with those of other executives in the industry in which we operate. To that end, the Committee evaluates the competitiveness of base salary levels based on information drawn from a variety of sources, including published and proprietary survey data and our own experience recruiting and retaining executives, although complete information is not easily obtainable. Our base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance, and the performance of the individual executive.
     Bonuses
     In addition to base salary, executives are eligible to receive a discretionary annual bonus. At the beginning of each year, the Committee and the Chief Executive Officer review each individual executive’s job responsibilities and goals for the upcoming year. The amount of the bonus and any performance criteria vary with the position and role of the executive within our company. In addition, for all executives, the Committee reviews our actual financial performance in light of our internal performance goals in determining year-end bonuses, if any. The Committee does not set objective performance targets for executives other than the Chief Executive Officer and sales and marketing personnel.
     Stock Options
     From time to time, we grant stock options in order to provide certain executives with a competitive total compensation package and to reward them for their contribution to the long-term price performance of our common stock. Grants of stock options are designed to align the executive’s interest with that of our stockholders. In awarding option grants, the Committee will consider, among other things, the amount of stock and options presently held by the executive, the executive’s past performance and contributions, and the executive’s anticipated future contributions and responsibilities.
Compensation of the Chief Executive Officer
     In determining the compensation of our Chief Executive Officer, Mr. Meilstrup, the Committee considered his prior employment history, knowledge of our industry, performance, and projected performance during the fiscal year. The Committee set Mr. Meilstrup’s salary at an annual rate of $250,000. During December 2005, we paid Mr. Meilstrup a $30,000 bonus in recognition of his services and the performance of our company during fiscal 2005.
     In determining the compensation of our former Chief Executive Officer, Mr. Furman, the Committee considered the terms of his employment agreement, his prior employment history, knowledge of our industry, performance and projected performance during the fiscal year. Pursuant to the terms of our employment agreement with Mr. Furman, the Committee set Mr. Furman’s salary at an annual rate of $262,000.
Compliance with Internal Revenue Code Section 162(m)
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to each of the corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We believe that the compensation arrangements with our executive officers will not exceed the limits on deductibility during the fiscal year ending October 31, 2006.
     This report has been furnished by the members of the Compensation Committee of the Board of Directors of GameTech International, Inc.
Dated: February 9, 2006
Richard H. Irvine, Chairman
Donald K. Whitaker
Scott H. Shackelton
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During fiscal 2005, at various times during the year, Messrs. Whitaker, Shakelton, Meilstrup, Irvine, and Blanchard, a former director of our company who resigned in March 2005, served as members of our Compensation Committee. Mr. Meilstrup resigned from the Compensation Committee in July 2005 in connection with his appointment as our Chief Executive Officer. Mr. Blanchard is a co-founder of our company and served as our Director of Engineering from June 1994 until his retirement in June 2001. Our compensation committee currently is comprised of Messrs. Irvine, Whitaker, and Shackelton.
COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
     Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on our review of such forms received by us during the fiscal year ended October 31, 2005 and written representation that no other reports were required, we believe that each person that at any time during the fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS
     The following table sets forth certain information regarding beneficial ownership of our common stock as of February 6, 2006 for (i) each director and each executive officer listed in the Summary Compensation Table under “Executive Compensation,” (ii) all directors and executive officers as a group, and (iii) each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

	Shares Beneficially
Name of Beneficial Owner (1)	Owned Number (2)		Percent (3)
Directors and Executive Officers:
Richard T. Fedor	3,133,086	(4)	26.1%
Jay M. Meilstrup	262,500	(5)	2.2%
James C. Wilson	125,000		1.0%
John B. Furman	210,000	(6)	1.7%
Andrejs K. Bunkse	—		—
Scott H. Shackelton	50,000	(7)	*
Donald K. Whitaker	35,000	(8)	*
Richard H. Irvine	35,000	(9)	*
All directors and executive officers as group (six persons)	3,640,586		29.1%

5% Stockholders:
Delta Partners LLC	1,282,138	(10)	10.8%
Keane Capital Management, Inc.	642,410	(11)	5.4%

*	Less than 1%

(1)	Except as otherwise indicated, all persons listed can be reached at our company offices at 900 Sandhill Road, Reno, Nevada 89521.

(2)	Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	The percentages shown are calculated based upon 11,921,157 shares of our common stock outstanding on February 6, 2006. The percentages shown include the shares of common stock that each named stockholder has the right to acquire within 60 days of February 6, 2006. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder.

(4)	Includes (i) 86,500 shares of common stock issuable upon the exercise of stock options, and (ii) 1,041,225 shares owned of record by Mr. Fedor’s wife and children, of which Mr. Fedor disclaims beneficial ownership of 900 shares of common stock owned by Mrs. Fedor and has shared dispositive power with Mrs. Fedor for the 1,040,325 shares held by their minor children.

(5)	Represents 262,500 shares of common stock issuable upon the exercise of stock options.

(6)	Represents 210,000 shares of common stock issuable upon the exercise of stock options.

(7)	Represents 50,000 shares of common stock issuable upon the exercise of stock options.

(8)	Represents 35,000 shares of common stock issuable upon the exercise of stock options.

(9)	Represents 25,000 shares of common stock issuable upon the exercise of stock options.

(10)	Represents 988,375 shares of common stock beneficially owned by various entities under common control of Delta Partners LLC and 293,763 shares held by Mr. Charles Jobson, Managing Member of Delta Partners LLC.

Delta Partners LLC has shared voting and dispositive power over 988,375 of such shares and Mr. Jobson has sole voting and dispositive power over 293,763 of such shares. The address of Delta Partners LLC is One International Place, Suite 2401, Boston, Massachusetts 02116.

(11)	Represents 642,410 shares of common stock beneficially owned by various entities under common control of Keane Capital Management, Inc. Keane Capital Management, Inc. has sole voting and dispositive power over all such shares. The address of Keane Capital Management, Inc. is 3420 Toringdon Way, Suite 350, Charlotte, North Carolina 28277.

PERFORMANCE GRAPH
     The following line graph compares cumulative total stockholder returns for (a) our common stock, (b) the gaming activities industry average, and (c) the Nasdaq Composite Index. The graph assumes an investment of $100 in our common stock as of October 31, 2000 and an investment of $100 in each of the Nasdaq Composite Index and the gaming activities industry average on October 31, 2000. The graph covers the period from November 1, 2000 through October 31, 2005.
     The calculation of cumulative stockholder return for the Nasdaq Composite Index and the gaming activities index assumes the reinvestment of dividends. The calculation of cumulative stockholder return on our common stock assumes the reinvestment of dividends into additional shares of our common stock at the same frequency with which dividends were paid on our common stock during fiscal 2005. The performance shown is not necessarily indicative of future performance.

REPORT OF THE AUDIT COMMITTEE
     The Board of Directors has appointed an Audit Committee consisting of three directors. Pursuant to Nasdaq rules, our Audit Committee must be comprised of three members, each of whom must be an independent director of our company under Nasdaq rules as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee consists of three independent directors, as “independence” is defined under Nasdaq and SEC rules.
     The purpose of the Audit Committee is to assist with the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of the independent auditor of our company. The primary responsibilities of the Committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.
     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.
     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management and the independent auditor. The Committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, “Communication with Audit Committees,” as amended by SAS 89 and SAS 90, and Rule 2-07, “Communication with Audit Committees,” of Regulation S-X. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The Committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor.
     The Committee discussed with our independent auditor the overall scope and plans for its audits. The Committee met with the independent auditor, with and without management present, to discuss the results of its examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The Committee held seven meetings during fiscal 2005.
     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2005 for filing with the SEC.
     The report has been furnished by the Audit Committee of our Board of Directors.
Dated: February 9, 2006
Scott H. Shackelton, Chairman
Donald K. Whitaker
Richard H. Irvine

PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF OUR
THE 1997 INCENTIVE STOCK PLAN
     Our Board of Directors has approved a proposal to amend and restate our 1997 Incentive Stock Plan, or the 1997 plan, subject to approval by our stockholders. The full text of the 1997 Plan is included as “Appendix A” to this proxy statement. Currently, the 1997 Plan authorizes the issuance of stock options to purchase our common stock. Our Board of Directors believes that the fundamental objectives of a long-term incentive compensation program are to align the interests of management and the stockholders and to create long-term shareholder value. Our Board of Directors believes that the amendment and restatement of the 1997 Plan increases our ability to achieve these objectives by allowing for several different forms of long-term incentive awards, which will help us recruit, reward, motivate, and retain talented personnel. Recent changes in the equity compensation accounting rules, which became effective for us on November 1, 2005, also make it important for us to have greater flexibility under the 1997 Plan, as competitive equity compensation practices may change materially in connection with the new equity compensation accounting rules.
        Key changes made by the amendment and restatement of the 1997 plan include:
•	We will combine the 2001 Plan with the 1997 plan. This means that any shares available for issuance or not yet issued in connection with awards outstanding under the 2001 plan on March 28, 2006 will become available for issuance under the amended and restated 1997 plan. As of February 1, 2006, 31,091 shares of our common stock were available for issuance and 18,909 shares of our common stock were subject to outstanding awards under the 2001 plan.

•	As of February 1, 2006, 1,814,409 shares have been issued under the 1997 plan, 1,292,500 shares are subject to outstanding awards, and 893,091 shares are available for future awards. Other than the shares transferred from the 2001 plan, no new shares are being added under the 1997 plan. Any shares not issued in connection with awards granted under the 1997 Plan and 2001 Plan, (as described in more detail below under the section heading “Shares Available for Awards”) will become available for issuance under the amended and restated 1997 Plan.

•	The amended and restated 1997 Plan permits the grant of stock based awards other than stock options, including the grant of “full value” awards such as restricted stock, stock units, and performance shares.

•	The term of the 1997 Plan will be extended for an additional ten years from the date our board of directors approved the amendments to the 1997 Plan.

•	The amended and restated 1997 Plan will permit the qualification of awards under the 1997 Plan (payable in either stock or cash) as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. See “Federal Income Tax Information” below for a more detailed discussion of the application of Section 162(m).
        If the amendment and restatement to the 1997 Plan is not approved by the stockholders at our annual meeting, the 1997 Plan and the 2001 Plan will remain in effect in their current forms. Our Board of Directors believes that allowing for several different forms of long-term incentive awards will increase our ability to recruit, reward, motivate, and retain talented personnel. Accordingly, our Board of Directors believes that it is in the best interests of our company to amend and restate the 1997 Plan. Our Board of Directors recommends a vote “for” the proposal to amend and restate our 1997 Plan.

Description of the 1997 Plan
     The material features of the amended and restated 1997 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the amended and restated 1997 Plan. Stockholders are urged to read the actual text of the amended and restated 1997 Plan in its entirety, which is set forth as “Appendix A” to this proxy statement.
     Background and purpose
     The terms of the 1997 Plan provide for the grant of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock-related awards, and performance awards that may be settled in cash, stock, or other property.
     The purpose of the 1997 Plan is to provide a means by which employees, directors, and independent contractors may be given an opportunity to purchase our common stock to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success.
     Shares available for awards
     The total number of shares of our common stock that may be subject to awards under the 1997 Plan is equal to 4,000,000 shares, plus (i) the number of shares available for issuance under the 2001 Plan as of the date of our 2006 annual meeting of stockholders; (ii) the number of shares with respect to which awards granted under the 1997 Plan and the 2001 Plan terminate without the issuance of the shares or where the shares are forfeited or repurchased; (iii) with respect to awards granted under the 1997 Plan the number of shares which are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award; and (iv) the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements in connection with any award granted under the 1997 Plan.
     Limitations on awards
     The 1997 Plan imposes individual limitations on certain awards, in part to comply with Section 162(m) of the Internal Revenue Code of 1986. Under these limitations, no more than the number of shares of our common stock reserved for issuance under the 1997 Plan may be granted to an individual during any fiscal year pursuant to any stock options or stock appreciation rights granted under the 1997 Plan and no more than the number of shares of our common stock reserved for issuance under the 1997 Plan may be granted to an individual during any fiscal year pursuant to all awards other than stock options or stock appreciation rights granted under the 1997 Plan. The maximum amount that may be earned by any one participant as a performance award (payable in cash) or other cash award for a performance period is $5,000,000.
     Capitalization adjustments
     In the event that an extraordinary dividend or other distribution (whether in cash, shares of common stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects our common stock or otherwise affects the awards, so that an adjustment, substitution, or exchange is determined to be appropriate by the plan administrator, then the plan administrator is authorized to adjust any or all of (1) the kind and number of shares available under the 1997 Plan, (2) the kind and number of shares subject to limitations on awards described in the preceding paragraph, (3) the kind and number of shares subject to all outstanding awards, (4) the exercise price of options or any purchase price relating to other awards; and (5) other affected terms of awards. The plan administrator is authorized to adjust performance conditions and other terms of awards in response to unusual or nonrecurring events, or in response to changes in applicable laws, regulations, or accounting principles.
     Eligibility
     The persons eligible to receive awards under the 1997 Plan consist of officers, directors, employees, and independent contractors. However, incentive stock options may be granted under the 1997 Plan only to our employees, including our officers who are employees.

     Administration
     Our Board of Directors will administer the 1997 Plan unless it delegates administration of the 1997 Plan to one or more committees of our Board of Directors. Together, our Board of Directors and any committee(s) delegated to administer the 1997 Plan are referred to as the plan administrator. If a committee is delegated to administer the 1997 Plan, then the committee members may be “non-employee directors” as defined by Rule 16b-3 of the Securities Exchange Act, “outside directors” for purposes of Section 162(m), and independent as defined by Nasdaq or any other national securities exchange on which any of our securities may be listed for trading in the future. Subject to the terms of the 1997 Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 1997 Plan, and make all other determinations that may be necessary or advisable for the administration of the 1997 Plan. The plan administrator may amend the terms of outstanding awards, in its discretion. Any amendment that adversely affects the rights of the award recipient, however, must receive the approval of such recipient.
     Stock options and stock appreciation rights
     The plan administrator is authorized to grant stock options, including both incentive stock options, which are referred to as ISOs, and non-qualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in our common stock between the grant date and the exercise date of the stock appreciation right. The plan administrator determines the exercise price per share subject to an option and the grant price of a stock appreciation right. The per share exercise price of an option or stock appreciation right, however, must not be less than the fair market value of a share of common stock on the grant date. The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights at or following termination of employment or service, except that no ISO may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in any form of legal consideration specified by the plan administrator, including cash, shares (including cancellation of a portion of the shares subject to the award), outstanding awards or other property having a fair market value equal to the exercise price. The plan administrator determines methods of exercise and settlement and other terms of the stock appreciation rights.
     Restricted Stock and Stock Units
     The plan administrator is authorized to grant restricted stock and stock units. Restricted stock is a grant of shares of common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the plan administrator. A participant granted restricted stock generally has all of the rights of one of our stockholders, unless otherwise determined by the plan administrator. An award of a stock unit confers upon a participant the right to receive shares of common stock at the end of a specified period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified period. Prior to settlement, an award of a stock unit carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.
     Dividend Equivalents
     The plan administrator is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the plan administrator.
     Bonus Stock and Awards in Lieu of Cash Obligations
     The plan administrator is authorized to grant shares of common stock as a bonus free of restrictions for services performed for us or to grant shares of common stock or other awards in lieu of our obligations to pay cash under the 1997 Plan or other plans or compensatory arrangements, subject to such terms as the plan administrator may specify.

     Other Stock-Based Awards
     The plan administrator is authorized to grant awards under the 1997 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon our performance or any other factors designated by the plan administrator, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The plan administrator determines the terms and conditions of such awards.
     Performance Awards
     The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the plan administrator. In addition, the 1997 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our common stock, or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the plan administrator expects will, for the year in which a deduction arises, be “covered employees” (as defined below) may, if and to the extent intended by the plan administrator, be subject to provisions that should qualify such awards as “performance-based” compensation not subject to the limitation on tax deductibility by us under Section 162(m). For purposes of Section 162(m), the term “covered employee” means our chief executive officer and our four highest compensated officers as of the end of a taxable year as disclosed in our SEC filings. If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by a committee which will qualify under Section 162(m), rather than our Board of Directors.
     Subject to the requirements of the 1997 Plan, the plan administrator will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement. One or more of the following business criteria based on our consolidated financial statements, and/or those of its affiliates, or for its business units (except with respect to the total shareholder return and earnings per share criteria), will be used by the plan administrator in establishing performance goals for performance awards designed to comply with the performance-based compensation exception to Section 162(m): (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any of our ongoing bonus plans; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction. For covered employees, the performance goals and the determination of their achievement shall be made in accordance with Section 162(m).
     Other Terms of Awards
     Awards may be settled in the form of cash, shares of our common stock, other awards, or other property in the discretion of the plan administrator. Awards under the 1997 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The plan administrator may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the plan administrator may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The plan administrator is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the 1997 plan. The plan administrator may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 1997 plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the plan administrator may, in its discretion, permit transfers of awards subject to any applicable legal restrictions.
     Acceleration of Vesting; Change in Control
     The plan administrator, in its discretion, may accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if we undergo a “change in control,” as defined in the 1997 Plan. In addition, the plan administrator may provide in an award agreement that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any “change in control.” The award agreement may provide for the vesting of an award upon a change of control, including vesting if a participant is terminated by us or our successor without “cause” or terminates for “good reason.”
     To the extent we undergo a corporate transaction, the 1997 Plan provides that outstanding awards may be assumed, substituted for or continued in accordance with their terms. If the awards are not assumed, substituted for or continued, to the extent applicable, such awards will terminate immediately prior to the close of the corporate transaction. The plan administrator may, in its discretion, either cancel the outstanding awards in exchange for a cash payment or vest all or part of the award contingent on the corporate transaction.
     Amendment and Termination
     Our Board of Directors may amend, alter, suspend, discontinue, or terminate the 1997 Plan or the plan administrator’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by applicable law or regulation. Unless earlier terminated by our Board of Directors, the 1997 Plan will terminate on the earlier of (1) ten years after the later of (x) the adoption by our Board of Directors of this restatement and amendment of the 1997 Plan and (y) the approval of an increase in the number of shares reserved under the 1997 Plan by our Board of Directors (contingent upon such increase being approved by the Company’s stockholders) and (2) such time as no shares of our common stock remain available for issuance under the 1997 Plan and no further rights or obligations with respect to outstanding awards are outstanding under the 1997 Plan. Amendments to the 1997 Plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant.
Federal Income Tax Consequences of Awards
     The information set forth below is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 1997 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
     Nonqualified Stock Options
     Generally, there is no taxation upon the grant of a nonqualified stock option where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is an employee of the Company or one of its affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.
     Incentive Stock Options
     The 1997 Plan provides for the grant of stock options that qualify as “incentive stock options,” which are referred to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which is referred to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
     If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which is referred to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.
     We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. If there is a Disqualifying Disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
     Stock Awards
     Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.
     The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
     Stock Appreciation Rights
     We may grant stock appreciation rights separate from any other award, which is referred to as stand-alone stock appreciation rights, or in tandem with options, which is referred to as tandem stock appreciation rights, under the 1997 Plan.
     With respect to stand-alone stock appreciation rights, where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock on the day the right is exercised and the shares of our common stock are delivered. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash and the stock appreciation right has been structured to conform to the requirements of

Section 409A of the Code, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.
     We have not granted and do not plan to grant any tandem stock appreciation rights, due to the adverse tax consequences of such awards under Section 409A of the Code.
     Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
     Stock Units
     Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may only be delivered upon one of the following events: a fixed calendar date, separation from service, death, disability or a change of control. If delivery occurs on another date, unless the stock units qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, there will be an additional twenty percent excise tax and interest on any taxes owed.
     The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
     Dividend Equivalents
     Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the dividend equivalent award received. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the dividend equivalent.
     Section 162 Limitations
     Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m), the term “covered employee” means our chief executive officer and our four highest compensated officers as of the end of a taxable year as disclosed in our SEC filings.
     Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of our Board of Directors consisting solely of “outside directors” and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the 1997 Plan under which the award is granted is approved by stockholders. A stock option or stock appreciation right may be considered “performance-based” compensation as described in the previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the shareholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.
     The regulations under Section 162(m) require that the directors who serve as members of the committee must be “outside directors.” The 1997 Plan provides that directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i)

current employees of the Company or those of one of its affiliates, (ii) former employees of the Company or those of one of its affiliates who is receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company or those of one of its affiliates, (iv) directors currently receiving direct or indirect remuneration from the Company or one of its affiliates in any capacity other than as a director, and (v) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     On March 31, 2005, our Audit Committee dismissed Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor. During the fiscal years ended October 31, 2004 and 2003, and the subsequent interim reporting periods from October 31, 2004, through and including the termination date of March 31, 2005, there were no disagreements between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. The report of Ernst & Young LLP on our financial statements for the two fiscal years ended October 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
     Our Audit Committee engaged Grant Thornton LLP, an independent registered public accounting firm, as our new independent auditor as of April 4, 2005. We had not consulted with Grant Thornton LLP during registered the two fiscal years ended October 31, 2004 and 2003, or during the subsequent interim reporting periods from the last audit date of October 31, 2004, through and including the date of their engagement on either the application of accounting principles or the type of opinion Grant Thornton LLP might issue on our financial statements. We requested Ernst & Young LLP to furnish a letter addressed to the SEC stating whether Ernst & Young LLP agrees with the above statements made by us. A copy of this letter addressed to the SEC, dated April 1, 2005, is filed as Exhibit 16 to our Current Report on Form 8-K dated March 31, 2005.
     Our Audit Committee appointed Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ending October 31, 2006 and recommends that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Grant Thornton LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
WE RECOMMEND A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT AUDITOR
     Aggregate fees billed to our company for the fiscal years ended October 31, 2004 and 2005 by Ernst & Young LLP and Grant Thornton LLP are as follows:

	Fiscal 2004	Fiscal 2005
Ernst & Young LLP

Audit Fees (1)	$484,000	$136,093
Audit-Related Fees (2)	$4,000	$—
Tax Fees (3)	$52,000	$—
All Other Fees	$—	$10,500

Grant Thornton LLP

Audit Fees (1)	$—	$291,543
Audit-Related Fees (2)	$—	$160,156
Tax Fees (3)	$—	$—
All Other Fees	$—	$5,000

(1)	Represents fees associated with the annual audits, reviews of our quarterly reports on Form 10-Q, assistance with the review of documents filed with the SEC, and accounting consultations.

(2)	Represents fees associated with the review of documentation of internal control policies and procedures over financial reporting.

(3)	Represents fees associated with assistance in tax compliance and tax-related consultation.
Audit Committee Pre-Approval Policies
     The duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.
     To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.
     Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.
     All of the services provided by Ernst & Young LLP and Grant Thornton LLP described above under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” were pre-approved by our Audit Committee.
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
     Any stockholder that wishes to present any proposal for stockholder action at the next annual meeting of stockholders to be held in 2007 must notify us at our principal offices no later than January 26, 2007 in order for the proposal to be included in our proxy statement and form of proxy relating to that meeting. Under our bylaws, stockholders must follow certain procedures to nominate persons for election as director or to introduce an item of business at an annual meeting of stockholders.
     Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar 2007, except in circumstances where (i) we receive notice of the proposed matter no later than January 6, 2007 and (ii) the proponent complies with the other requirements set forth in Rule 14a 4.

OTHER MATTERS
     We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.
Dated: February 9, 2006

APPENDIX A
GameTech International, Inc.

1997 Incentive Stock Plan
Amended and Restated as of
January 6, 2006

GameTech International, Inc.
1997 Incentive Stock Plan
     1. Purpose. The purpose of this 1997 Incentive Stock Plan (the “Plan”) is to assist GameTech International, Inc., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Plan Administrator (as hereafter defined).
     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in the Plan.
          (a) “2001 Plan” means the Company’s 2001 Restricted Stock Plan.
          (b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange upon which the Common Stock is listed and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.
          (c) “Award” means any award granted pursuant to the terms of this Plan including, an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.
          (d) “Award Agreement” means the written agreement evidencing an Award granted under the Plan.
          (e) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Plan Administrator to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.
          (f) “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.
          (g) “Board” means the Company’s Board of Directors.
          (h) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any material violation or material breach by the Participant of his or her employment, consulting or other similar agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Participant of any confidential information and invention assignment, non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) any material violation or breach by the Participant of the Company’s or a Related Entity’s policy for employee conduct, if any, (vi) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination of the Plan Administrator of whether the Participant’s Continuous Service has been terminated for “Cause” shall be final and binding on all parties and for all purposes hereunder.
          (i) “Change in Control” means and shall be deemed to have occurred on the earliest of the following dates:
               (i) the date on which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) obtains “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act) or a pecuniary interest in fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (“Voting Stock”);
               (ii) the consummation of a merger, consolidation, reorganization or similar transaction other than a transaction: (1) (a) in which substantially all of the holders of Company’s Voting Stock hold or receive directly or indirectly fifty percent (50%) or more of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction; or (2) in which the holders of Company’s capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company);
               (iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, fifty percent (50%) or more of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or
               (iv) individuals who, on the date this Plan is adopted by the Board, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
     For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions, and terms used in this definition but not defined are used as defined in the Plan. The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
     Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).
          (j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
          (k) “Committee” means a committee designated by the Board to administer the Plan with respect to at least a group of Employees, Directors or Consultants.

          (l) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
          (m) “Continuous Service” means uninterrupted provision of services to the Company or any Related Entity in the capacity as either an officer, Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in the capacity as either an officer, Employee, Director, Consultant or other service provider or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in the capacity as either an officer, Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
          (n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
               (i) a sale, lease, exclusive license or other disposition of a significant portion of the consolidated assets of the Company and its Subsidiaries, as determined by the Board in its discretion;
               (ii) a sale or other disposition of more than twenty percent (20%) of the outstanding securities of the Company; or
               (iii) a merger, consolidation, reorganization or similar transaction, whether or not the Company is the surviving corporation.
          (o) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 7(d) of the Plan.
          (p) “Director” means a member of the Board or the board of directors of any Related Entity.
          (q) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Plan Administrator.
          (r) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.
          (s) “Effective Date” means the effective date of this Plan, which shall be the date this Plan is adopted by the Board, subject to the approval of the shareholders of the Company.
          (t) “Eligible Person” means each officer, Director, Employee or Consultant who provides services to the Company or any Related Entity. The foregoing notwithstanding, only common law employees of the Company, the Parent, or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.
          (u) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
          (v) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
          (w) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Plan Administrator, or under procedures established by the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Fair Market Value of a Share as of any given date, after which the Stock is publicly traded on a stock exchange or market, shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which the Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.
          (x) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning (or the same meaning as “good reason” or “for good reason”) set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company (or a Related Entity) which results in a material diminution in such duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company (or a Related Entity) to comply with its material obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (iii) the Company’s (or Related Entity’s) requiring the Participant to be based at any office or location more than fifty (50) miles from the location of employment immediately prior to such relocation, except for travel reasonably required in the performance of the Participant’s responsibilities; (iv) any purported termination by the Company (or a Related Entity) of the Participant’s Continuous Service otherwise than for Cause (as defined in Section 2(h)), death, or by reason of the Participant’s Disability (as defined in Section 2(q)); or (v) any reduction in the Participant’s base salary.
          (y) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
          (z) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.
          (aa) “Option Expiration Date” means the date of expiration of the Option’s maximum term as set forth in the Award Agreement evidencing such Option.
          (bb) “Other Stock-Based Awards” means Awards granted to a Participant pursuant to Section 6(i) hereof.
          (cc) “Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in the chain.
          (dd) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
          (ee) “Performance Award” means a right, granted to an Eligible Person under Sections 6(h) and 7 hereof, to receive Awards based upon performance criteria specified by the Plan Administrator.
          (ff) “Performance Period” means that period established by the Plan Administrator at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Plan Administrator with respect to such Award are to be measured.
          (gg) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 12(d) thereof.

          (hh) “Plan Administrator” means the Board or any Committee delegated by the Board to administer the Plan. There may be different Plan Administrators with respect to different groups of Eligible Persons.
          (ii) “Related Entity” means any Subsidiary and any business, corporation, partnership, limited liability company or other entity designated by the Plan Administrator in which the Company, a Parent or a Subsidiary, directly or indirectly, holds a substantial ownership interest.
          (jj) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions, including a risk of forfeiture.
          (kk) “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
          (ll) “Share” means a share of the Company’s Common Stock, and the share of such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.
          (mm) “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for the Company’s Common Stock pursuant to Section 10(c) hereof.
          (nn) “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 6(c) hereof.
          (oo) “Stock Unit” means a right, granted to a Participant pursuant to Section 6(e) hereof, to receive Shares, cash or a combination thereof at the end of a specified period of time.
          (pp) “Subsidiary” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     3. Administration.
          (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(b).
          (b) Delegation to Committee.
               (i) General. The Board may delegate administration of the Plan to a Committee or Committees, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
               (ii) Section 162(m) and Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more “Outside Directors”, in accordance with Section 162(m) of the Code, and/or solely of two or more “Non-Employee Directors”, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

          (c) Powers of the Plan Administrator. The Plan Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
               (i) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares or cash pursuant to an Award; and the number of Shares or amount of cash with respect to which an Award shall be granted to each such person.
               (ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Plan Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
               (iii) To amend the Plan or an Award as provided in Section 10(e).
               (iv) To terminate or suspend the Plan as provided in Section 10(e).
               (v) To adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.
               (vi) To make all determinations required under the Plan or any Award Agreements thereunder, including, but not limited to, the determination if there has been a Change in Control, a Corporate Transaction, whether a termination of Continuous Service was for Cause or for Good Reason and whether a Participant was prevented from selling his or her Shares due to federal or state securities laws or by agreement.
               (vii) Generally, to exercise such powers and to perform such acts as the Plan Administrator deems necessary or appropriate to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
          (d) Effect of Plan Administrator’s Decision. All determinations, interpretations and constructions made by the Plan Administrator in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
          (e) Arbitration. Any dispute or claim concerning any Award granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in the nearest city in which JAMS conducts business to the city in which the Participant is employed by the Company. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting an Award, the Participant and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.
          (f) Limitation of Liability. The Plan Administrator, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Plan Administrator, and any officer or Employee acting at the direction or on behalf of the Plan Administrator, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     4. Shares Issuable Under the Plan.
          (a) Limitation on Overall Number of Shares Available for Issuance Under the Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares that may be issued in connection with Awards under the Plan shall not exceed in the aggregate 4,000,000 plus any Shares available for issuance under the 2001 Plan as of the date of the 2006 annual shareholders meeting. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury shares.
          (b) Availability of Shares Not Issued Pursuant to Awards.
               (i) If any Shares subject to an Award or subject to an award granted under the 2001 Plan are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or any award granted under the 2001 Plan is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be available for Awards under the Plan, subject to Section 4(b)(iv) below.
               (ii) If any Shares issued pursuant to an Award or an award granted under the 2001 Plan are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then such forfeited or repurchased Shares shall revert to and become available for issuance under the Plan, subject to Section 4(b)(iv) below.
               (iii) In the event that any Option or other Award is exercised by the withholding of Shares from the Award by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the withholding of Shares from the Award by the Company, then only the net number of Shares actually issued to the Participant, excluding the Shares withheld, shall be counted as issued for purposes of determining the maximum number of Shares available for grant under the Plan, subject to Section 4(b)(iv) below.
               (iv) Notwithstanding anything in this Section 4(b) to the contrary and solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(b) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.
          (c) Application of Limitations. The limitation contained in this Section 4 shall apply not only to Awards that are settled by the delivery of Shares but also to Awards relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights). The Plan Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and may make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.
     5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), for each fiscal year in which awards granted under the Plan are subject to the requirements of Section 162(m) of the Code, an Eligible Person may not be granted (i) Options or Stock Appreciation Rights with respect to more than the total number of Shares reserved under the Plan or (ii) Awards, other than Options or Stock Appreciation Rights, with respect to more than the total number of Shares reserved under the Plan. In addition, the maximum dollar value payable in any fiscal year to any one Participant with respect to Awards granted under the Plan is $5,000,000.
     6. Terms of Awards.
          (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Plan Administrator may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Plan Administrator shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.
          (b) Options. The Plan Administrator is authorized to grant Options to any Eligible Person on the following terms and conditions:
               (i) Stock Option Agreement. Each grant of an Option shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical. Notwithstanding any other provision of the Plan, any Non-Qualified Stock Option shall be structured to comply with or be exempt from Section 409A of the Code, unless otherwise specifically determined by the Plan Administrator.
               (ii) Number of Shares. Each Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10(c) hereof. The Award Agreement shall also specify whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option.
               (iii) Exercise Price.
                    (A) In General. Each Award Agreement shall state the price at which Shares subject to the Option may be purchased (the “Exercise Price”), which shall be, with respect to Incentive Stock Options, not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant. In the case of Non-Qualified Stock Options, the Exercise Price shall be determined in the sole discretion of the Plan Administrator; provided, however, that if the Exercise Price is less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant, the Non-Qualified Stock Option shall be structured to comply with or be exempt from Section 409A of the Code.
                    (B) Ten Percent Shareholder. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary, any Incentive Stock Option granted to such Employee must have an exercise price per Share of at least 110% of the Fair Market Value of a Share on the date of grant.
               (iv) Time and Method of Exercise. The Plan Administrator shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including, in the discretion of the Plan Administrator, a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, Shares subject to the Option (a “net” exercise), other Awards or awards granted under other plans of the Company or a Related Entity, other property (including notes or other contractual obligations of Participants to make payment on a deferred basis) or any other form of consideration legally permissible, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.
               (v) Termination of Service. Subject to earlier termination of the Option as otherwise provided in the Plan and unless otherwise specifically provided by the Plan Administrator with respect to an Option and set forth in the Award Agreement, an Option shall remain exercisable, to the extent vested, after a Participant’s termination of Continuous Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate and no longer be exercisable:
                    (A) Death or Disability. If the Participant’s Continuous Service terminates because of the death or Disability of the Participant, the Option, to the extent unexercised and vested and exercisable on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant (or the Participant’s legal representative or estate) at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the Option Expiration Date.
                    (B) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Continuous Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Continuous Service.
                    (C) Other Termination of Service. If the Participant’s Continuous Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised, vested and exercisable by the Participant on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant at any time prior to the expiration of thirty (30) days (or such longer period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the Option Expiration Date.
                    (D) Extension for Securities Law Violations. Notwithstanding the other provisions of this Section 6(b)(v) and contingent upon this provision not adversely affecting the exemption of the Option from the provisions of Section 409A of the Code, if the Participant’s Continuous Service terminates for any reason, except Cause, and the Participant is precluded by federal or state securities laws from selling the Shares, so that the Participant has less than a thirty (30) day period from the termination of Participant’s Continuous Service to the expiration date of the Option in which the Participant would be permitted by federal or state securities laws to sell the Shares, then the period for exercising the Option following the termination of Participant’s Continuous Service shall automatically be extended by an additional period of up to thirty (30) days measured from the date the Participant is first free to sell Shares; provided, however, that in no event shall the Option be exercisable after the specified Option Expiration Date and the maximum date permitted for exemption of the Option under Section 409A of the Code. The determination of whether the Participant is precluded from selling the Shares subject to the Option by federal or state securities laws shall be made by the Plan Administrator and such determination shall be final, binding and conclusive.
               (vi) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. If and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
                    (1) The Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and the Incentive Stock Option is granted to such Participant, the Incentive Stock Option shall not be exercisable (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and
                    (2) If the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company, its Parent or any Subsidiary are exercisable for the first time by a Participant during any calendar year in excess of $100,000, then such Participant’s Incentive Stock Option(s) or portions thereof that exceed such $100,000 limit shall be treated as Non-Qualified Stock Options (in the reverse order in which they were granted, so that the last Incentive Stock Option will be the first treated as a Non-Qualified Stock Option). This paragraph shall only apply to the extent such limitation is applicable under the Code at the time of the grant.
          (c) Stock Appreciation Rights. The Plan Administrator is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

               (i) Agreement. Each grant of a Stock Appreciation Right shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.
               (ii) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Plan Administrator.
               (iii) Other Terms. The Plan Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the form of payment upon exercise of Shares, cash or other property, the method of exercise, method of settlement, form of consideration payable in settlement (either cash, Shares or other property), method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights may be either freestanding or in tandem with other Awards. Notwithstanding any other provision of the Plan, unless otherwise specifically determined by the Plan Administrator, each Stock Appreciation Right shall be structured to either comply with or be exempt from Section 409A of the Code.
          (d) Restricted Stock. The Plan Administrator is authorized to grant Restricted Stock to any Eligible Person on the following terms and conditions:
               (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Administrator may impose, or as otherwise provided in this Plan. The terms of any Restricted Stock granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Administrator). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
               (ii) Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited to or reacquired by the Company; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock, as the Plan Administrator determines, in its discretion.
               (iii) Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Plan Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Plan Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, that the certificates be kept with an escrow agent and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

               (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Plan Administrator may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Plan Administrator, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.
          (e) Stock Units. The Plan Administrator is authorized to grant Stock Units to Participants, which are rights to receive Shares, cash or other property, or a combination thereof at the end of a specified time period, subject to the following terms and conditions:
               (i) Award and Restrictions. Satisfaction of an Award of Stock Units shall occur upon expiration of the time period specified for such Stock Units by the Plan Administrator (or, if permitted by the Plan Administrator, as elected by the Participant). In addition, Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Plan Administrator may impose, if any, which restrictions may lapse at the expiration of the time period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Plan Administrator may determine. The terms of an Award of Stock Units shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of Shares covered by the Stock Units, or a combination thereof, as determined by the Plan Administrator at the date of grant or thereafter. Prior to satisfaction of an Award of Stock Units, an Award of Stock Units carries no voting or dividend or other rights associated with share ownership. Notwithstanding any other provision of the Plan, unless specifically determined by the Plan Administrator, each Stock Unit shall be structured to either comply with or be exempt from Section 409A of the Code.
               (ii) Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable time period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Stock Units), the Participant’s Stock Units (other than those vested Stock Units subject to deferral at the election of the Participant) shall be forfeited; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Stock Units at its discretion.
               (iii) Dividend Equivalents. Unless otherwise determined by the Plan Administrator at date of grant, any Dividend Equivalents that are granted with respect to any Award of Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in Shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Stock Units and the amount or value thereof automatically deemed reinvested in additional Stock Units, other Awards or other investment vehicles, as the Plan Administrator shall determine or permit the Participant to elect.
          (f) Bonus Stock and Awards in Lieu of Obligations. The Plan Administrator is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Plan Administrator to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Plan Administrator.
          (g) Dividend Equivalents. The Plan Administrator is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The terms of an Award of Dividend Equivalents shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The Plan Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Plan Administrator may specify. Notwithstanding any other provision of the Plan, unless specifically determined by the Plan Administrator, each Dividend Equivalent shall be structured to either comply with or be exempt from Section 409A of the Code.
          (h) Performance Awards. The Plan Administrator is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, other property, or other Awards, on terms and conditions established by the Plan Administrator, subject to the provisions of Section 7 if and to the extent that the Plan Administrator shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Plan Administrator upon the grant of each Performance Award. Except as provided in this Plan or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Plan Administrator and may be based upon the criteria set forth in Section 7(b), or in the case of an Award that the Plan Administrator determines shall not be subject to Section 7 hereof, any other criteria that the Plan Administrator, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Plan Administrator. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Plan Administrator, on a deferred basis.
          (i) Other Stock-Based Awards. The Plan Administrator is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Plan Administrator to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Plan Administrator, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. These Awards may be granted alone or in connection with other awards (whether or not such other awards are granted under the Plan). The Plan Administrator shall determine the terms and conditions of such Awards. The terms of any Award pursuant to this Section shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Plan Administrator shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(i). Notwithstanding any other provision of the Plan, unless specifically determined by the Plan Administrator, each Award shall be structured to either be exempt or comply with Section 409A of the Code.
     7. Tax Qualified Performance Awards.
          (a) Covered Employees. A Committee, composed in compliance with the requirements of Section 162(m) of the Code, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 7 shall be applicable to such Award.
          (b) Performance Criteria. If an Award is subject to this Section 7, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a

Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.
          (c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.
          (d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 7, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 7. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.
          (e) Committee Certification. No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.
     8. Certain Provisions Applicable to Awards or Sales.
          (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Plan Administrator, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Plan Administrator shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity.
          (b) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Plan Administrator shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Plan Administrator or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Plan Administrator (subject to Section 10(g) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Plan Administrator. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.
          (c) Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).
          (d) Code Section 409A. If and to the extent that the Plan Administrator believes that any Awards may constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, the terms and conditions set forth in the Award Agreement for that Award shall be drafted in a manner that is intended to comply with, and shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code, unless otherwise agreed to in writing by the Participant and the Company.
     9. Change in Control; Corporate Transaction.
          (a) Change in Control.
               (i) The Plan Administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any Award, including upon the occurrence of a Change in Control. In addition, the Plan Administrator may provide in an Award Agreement that the performance goals relating to any Award will be deemed to have been met upon the occurrence of any Change in Control.
               (ii) In addition to the terms of Sections 9(a)(i) above, the effect of a “change in control,” may be provided (1) in an employment, compensation, or severance agreement, if any, between the Company or any Related Entity and the Participant, relating to the Participant’s employment, compensation, or severance with or from the Company or such Related Entity, or (2) in the Award Agreement.
          (b) Corporate Transactions. In the event of a Corporate Transaction, any surviving entity or acquiring entity or its parent (together, the “Surviving Entity”) may either (i) assume any or all Awards outstanding under the Plan; (ii) continue any or all Awards outstanding under the Plan; or (iii) substitute similar stock awards for outstanding Awards (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the shareholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that any Surviving Entity does not assume or continue any or all such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have been not assumed, continued or substituted, then such Awards shall terminate if not exercised (if applicable) at or prior to such effective time (contingent upon the effectiveness of the Corporate Transaction); provided that the Plan Administrator provides the Participants reasonable notice of the termination of their Awards and a period of at least three (3) business days to exercise the Awards (to the extent the Awards are exercisable).
          The Plan Administrator, in its discretion and without the consent of any Participant, may (but is not obligated to) either (i) accelerate the vesting of any Awards (and, if applicable, the time at which such Awards may be exercised) in full or as to some percentage of the Award to a date prior to the effective time of such Corporate Transaction as the Plan Administrator shall determine (contingent upon the effectiveness of each Corporate Transaction) or (ii) provide for a cash payment in exchange for the termination of an Award or any portion thereof where such cash payment is equal to the Fair Market Value of the Shares that the Participant would receive if the Award were fully vested and exercised (if applicable) as of such date (less any applicable exercise price). In the event that the Plan Administrator accelerates the vesting of any Award, the Plan Administrator shall provide the Participant whose Award has been accelerated notice of the vesting acceleration and a period of fifteen (15) days from the date of the notice in which to exercise the Award.
          (c) Notwithstanding the foregoing, with respect to Restricted Stock and any other Award granted under the Plan where the Company has any forfeiture, reacquisition or repurchase rights, the forfeiture, reacquisition or repurchase rights for such Awards may be assigned by the Company to the Successor Entity in connection with such Corporate Transaction. In the event any such rights are not continued or assigned to the Successor Entity, then such rights shall lapse and the Award shall be fully vested as of the effective time of the Corporate Transaction. In addition, the Plan Administrator, in its discretion, may (but is not obligated to) provide that any forfeiture, reacquisition or repurchase rights held by the Company with respect to any such Awards shall lapse in whole or in part (contingent upon the effectiveness of the Corporate Transaction).
          (d) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and Shares subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.
     10. General Provisions.
          (a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Plan Administrator, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Plan Administrator, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the ninetieth (90th) day preceding the Change in Control.
          (b) Limits on Transferability; Beneficiaries. Except as determine by the Plan Administrator, a Participant may not assign, sell, transfer, or otherwise encumber or subject to any lien any Award or other right or interest granted under this Plan, in whole or in part, other than by will or by operation of the laws of descent and distribution, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.
          (c) Adjustments.
               (i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Plan Administrator to be appropriate, then the Plan Administrator shall, in such manner as the Plan Administrator may deem equitable, substitute, exchange, or adjust any or all of (A) the number and kind of Shares which reserved for issuance in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.

               (ii) Other Adjustments. The Plan Administrator (which shall be a Committee to the extent such authority is required to be exercised by a Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to performance goals) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Plan Administrator’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights or Performance Awards granted to Participants designated by the Plan Administrator as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.
          (d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Plan Administrator may deem advisable to enable the Company, any Related Entity and the Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Plan Administrator.
          (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or any Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants. Any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders if such shareholder approval is deemed necessary and advisable by the Board. However, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuance or termination of the Plan may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Plan Administrator may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under such Award.
          (f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.
          (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligations to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Plan Administrator may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Plan Administrator otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Plan Administrator may specify and in accordance with applicable law.

          (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).
          (i) Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Plan Administrator shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
          (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Nevada without giving effect to principles of conflicts of laws, and applicable federal law.
          (k) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within twelve (12) months of its adoption by the Board by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Applicable Laws. Awards may be granted prior and subject to shareholder approval, but may not be exercised or otherwise settled in the event shareholder approval is not obtained. The Plan shall terminate no later than ten (10) years from the date of the later of (x) the Effective Date and (y) the date an increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the shareholders).

GAMETECH INTERNATIONAL, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of GAMETECH INTERNATIONAL, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated February 9, 2006, and hereby appoints Jay M. Meilstrup and James C. Wilson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of the Company, to be held on Tuesday, March 28, 2006, at 9:00 a.m., local time, at the Company’s corporate headquarters at 900 Sandhill Road, Reno, Nevada, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR the approval of the amendment and restatement of the Company’s 1997 Incentive Stock Plan; FOR the ratification of the appointment of Grant Thornton LLP, an independent registered public accounting firm, as the independent auditors of the Company; and as said proxies deem advisable on such other matters as may come before the meeting.
     A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.
     (Continued and to be signed and dated on the other side.)

GAMETECH INTERNATIONAL, INC.
900 Sandhill Road
Reno, Nevada 89521

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS
☐	Votes must be indicated (x) in Black or Blue ink.
1.	ELECTION OF DIRECTORS: FOR all nominees ☐ WITHHOLD AUTHORITY to vote ☐ *EXCEPTIONS ☐
listed below.               for all nominees listed below.
Nominees:      Richard T. Fedor, Jay M. Meilstrup, Richard H. Irvine, Donald K. Whitaker, and Scott H. Shackelton
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
*Exceptions
2.	Proposal to approve the amendment and restatement to the Company’s 1997 Incentive Stock Plan.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	Proposal to ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending October 31, 2006.

FOR ☐ AGAINST ☐ ABSTAIN ☐
and upon such matters which may properly come before the meeting or any adjournment thereof.

Mark here for address change or comments ☐

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Date

Share Owner sign here

Co-Owner sign here